Exhibit 10.22

                            SOFTWARE LEASE AGREEMENT

This Lease Agreement, dated as of April 6, 2004, is between Thunderstone Software LLC ("Thunderstone") and Bidville, Inc. ("Lessee").

In consideration of the mutual promises set forth below, and intending to be legally bound, the parties agree as follows:

1. DEFINITIONS

1.1 "Defect" means a confirmed failure of the Leased Program to perform in accordance with the Documentation. A "Major Defect" is a Defect that, if not corrected, substantially deprives the Licensee of the functionality of the License Program.

1.2 "Documentation" means all written or electronic technical specifications or materials provided by Thunderstone for use in connection with the Leased Program.

1.3 "Enhancement" means the addition of a new Leased Program feature or the modification or change (including, but not limited to, addition of new functionality, creation of new algorithms, design changes, code changes, ideas, concepts, know-how, approaches, processes, methodologies or techniques) to an existing Leased Program feature that immediately prior to the Enhancement was performing in substantial compliance with Thunderstone's original Documentation.

1.4 "Lease Agreement" means this Agreement.

1.5 "Leased Program" means the machine readable version of one or more of the following programs: Texis, Vortex Webscript Bridge, Metamorph, 3DB, Metamorph API, 3DB API, Network API, Browser API, Metabook, Network Code Generator, Webinator and Postscript Viewer. Only those programs for which you have paid the applicable Fee shall be Leased Programs under this Lease Agreement.

1.6  "Lessee"   means  you,  the  buyer  or  user  of  the  Leased   Program  or
Documentation.

1.7 "Major Release" means a release of the Leased Program that includes Software Updates, selected Enhancements, and other new functionality or capabilities. A Major Release is designated by the Leased Program version number, which in comparison to the previous release of the Leased Program has changed in the digits preceding the second decimal point.

1.8 "Media" means any tape, disk, diskette, CD-rom or electronic delivery method used to install the Leased Program on a computer.

1.9 "Software Update" means a revision, patch or work-around, that when applied to the Leased Program, shall enable it to perform in accordance with the Documentation, or which corrects or repairs a Defect.

1.10 "Technical Support" means commercially-reasonable efforts, undertaken by Thunderstone, to provide Lessee with answers to questions involving general usage of the Leased Program. Technical Support does not include consulting or other services that require Thunderstone to review Lessee's application of the Leased Program. Consulting services are only provided pursuant to a separate agreement.

1.11 "Use" means copying or transmitting any portion of the Leased Program or Documentation into a computer and processing of the instructions or statements contained in the Leased Program.


2. LEASE

2.1 Subject to the terms and conditions of this Lease Agreement, Thunderstone leases to Lessee the non-exclusive, non-transferable, non-assignable right to install and Use the Leased Program and Documentation. This right to install and use is exclusive to Lessee and does not extend to any affiliates or related parties.

2.2 The Media on which the Leased Program is provided to Lessee may contain several copies of the Leased Program and Documentation, each of which is compatible with a different processor architecture (e.g., Unix, Windows NT or Windows X). Lessee may install one copy of the Leased Program on a single server (the computer running the Leased Program will be referred to as a server) for use with only those architectures permitted pursuant to this Lease Agreement. Lessee may transfer the Leased Program from one server to another server, but only if the Leased Program is completely removed from the first server.

2.3 In addition to the copy of the Leased Program installed on the server, Lessee may make another copy of the Leased Program for archival or backup purposes.

2.4 If source code is included on Lessee's installation Media solely for the purpose of recompilation to Lessee's specific operating system, the source code is on loan to Lessee only as long as necessary to enable Lessee to recompile, or port, the Leased Program. Under no circumstances does Lessee have the right to copy, view or modify the source code. The source code, along with a copy of any newly created object code version, must be returned to Thunderstone immediately after recompilation.


3. LEASE PAYMENTS

3.1 Lessee shall pay to Thunderstone an initial Lease payment of $25,363. Thereafter, during the term of this Lease and any renewal term, beginning with the calendar month following execution of this Lease, Lessee shall pay to Thunderstone an amount each month equal to $2,900. Payment shall be due on the first day of each calendar month. Any payment not received by the first day of the month will be assessed a late charge equal to 10% of the amount due. The failure to make payment by the tenth day of the month in which the payment is due will constitute an event of default under this Lease Agreement.

3.2 The Lease payments do not include any local, state, federal, use, excise, personal property or similar taxes, duties or shipping charges, all of which are the liability of and shall be paid by Lessee. Such amounts may be added to the invoice and remitted to the proper authorities by Thunderstone. Lessee is responsible for making its own determination as to the proper tax treatment for the payments made pursuant to this Lease Agreement.

3.3 Thunderstone will provide Lessee with one set of installation Media and one set of Documentation. Thunderstone shall replace any defective installation Media at no cost. Lessee must pay a replacement fee to replace any lost or damaged installation Media. Additional copies of Documentation are available for purchase from Thunderstone.


4. DELIVERY AND INSTALLATION

Upon receipt of the initial Lease payment, Thunderstone will deliver the Leased Program and Documentation to Lessee, FOB Thunderstone's location, on appropriate Media for installation on Lessee's computer system by Lessee. Lessee is responsible for all costs associated with installation.


5. TRAINING AND TECHNICAL SUPPORT

5.1 Thunderstone  will provide  Technical  Support to Lessee during the warranty
period  at  no  cost.   Thereafter,   Technical  Support  will  be  provided  at
Thunderstone's discretion.

5.2 This Lease Agreement entitles the Lessee to no training or consulting services from Thunderstone. Training and consulting services are provided, if at all, only pursuant to a separate agreement between Thunderstone and Lessee.


6. TERM AND TERMINATION

6.1 The term of this Lease Agreement will begin as of the date of this Lease Agreement and shall terminate 36 months later.

6.2 Lessee may terminate this Lease Agreement upon notice within 30 days after delivery of the Leased Program or Documentation, provided that (a) Lessee promptly returns the Leased Program and Documentation to Thunderstone in the same condition as received, normal wear and tear excepted, (b) Lessee provides written certification from a duly authorized officer stating that all copies have been returned or destroyed, and (c) Lessee is not in default of any provision of this Lease Agreement.

6.3 Either party may terminate this Lease Agreement upon notice if the other party is in breach of any provision of this Lease Agreement and fails to cure that breach within 30 days after receiving written notice from the non-breaching party of the breach.

6.4. Either party may terminate this Lease Agreement upon notice to the other if
(a) the other ceases to carry on its business; or (b) a receiver or similar officer is appointed for the other and is not discharged within thirty days; or
(c) the other becomes insolvent, admits in writing its inability to pay debts generally as they become due, is adjudicated bankrupt or insolvent, or makes an assignment for the benefit of its creditors or another arrangement of similar import; or (d) proceedings under bankruptcy or insolvency laws are commenced by or against the other and are not dismissed within thirty days.

6.5 Should Lessee in whole or in part, acquire, be acquired by, or merge with any legal entity that Thunderstone, in its sole discretion, deems to be competitive to Thunderstone's business, Thunderstone may immediately terminate this Lease Agreement upon written notice to Lessee.

6.6 Upon termination pursuant to Section 6.2, Thunderstone shall refund to Lessee the initial Lease payment, less any expenses incurred by Thunderstone in connection with this Lease Agreement. Upon termination pursuant to Sections 6.3 or 6.4, Lessee shall immediately pay to Thunderstone an amount equal to the sum of all remaining monthly Lease payments due under this Lease Agreement as if it had not been terminated.

6.7 Upon termination of this Lease Agreement, Lessee does not have any option to purchase the Lease Program. Lessee may, however, acquire from Thunderstone a fully paid license to continue using the Licensed Program by executing Thunderstone's then current standard license agreement and by paying to Thunderstone a License Fee equal to Lessee's monthly Lease payment under this Lease Agreement multiplied by six. Alternatively, Lessee may enter into a new lease agreement with Thunderstone pursuant to which Thunderstone will lease to Lessee the then current version of the Licensed Program. The monthly Lease payment will be based on Thunderstone's then current upgrade fee. If Licensee does not acquire a license for the Leased Program, or does not lease an upgrade to the Leased Program, then, upon termination of this Lease,

     (a) the rights granted to Lessee pursuant to this Lease Agreement shall automatically terminate;
     (b) Lessee shall certify to Thunderstone that all Leased Programs and Documentation (both original and backup copies) have been removed from Lessee's equipment and either returned or destroyed; and (c) Lessee shall cease to use any Leased Programs or Documentation. 6.8 The provisions of Sections 7.8, 7.9, 8, 9.1, 9.2, 9.3, 9.4, and 9.5 shall survive the termination or cancellation of this Lease Agreement for any reason.

7. WARRANTY AND LIABILITY

7.1 Thunderstone warrants that it is the owner of the Leased Program and that it has the right to lease the Leased Program to Lessee.

7.2 Thunderstone shall defend Lessee against any claim that the Leased Program or Documentation infringes a United States patent, copyright, or trade secret, and shall pay any settlements entered into or damages awarded against Lessee to the extent based on such a claim, provided that (a) Lessee notifies Thunderstone promptly in writing of the claim; (b) Thunderstone has sole control of the defense and all related settlement negotiations; and (c) Lessee provides Thunderstone with all necessary assistance, information, and authority to perform the above.

7.3 Thunderstone shall have no liability for any claim of infringement based on

     (a) use of other than the latest Major Release of the Leased Program, if the infringement would have been avoided by use of the latest Major Release;
     (b) modification of the Leased Program by Lessee if the infringement would have been avoided without such modification; or (c) the combination or use of the Leased Program with software or hardware not furnished by Thunderstone if the infringement would have been avoided by use of the Leased Program without that software or hardware.

7.4 In the event the Leased Program is held to, or Thunderstone believes it is likely to be held to, infringe a United States patent, copyright or trade secret, Thunderstone shall have the right at its sole option and expense to (a) substitute or modify the Leased Program so that it is non-infringing; (b) obtain for Lessee a license to continue using the Leased Program; or (c) if (a) and (b) are not reasonably practicable, terminate this Lease Agreement.

7.5 The foregoing states Thunderstone's sole obligation and exclusive liability (express, implied, statutory, or otherwise) for any infringements or claims of infringement of any patent, copyright, trademark, trade secret, or other intellectual property right.

7.6 Thunderstone warrants that for a period of ninety days following delivery to Lessee, the Leased Program, when compiled or installed in accordance with the Documentation, will operate without Defect. Thunderstone does not warrant that the Leased Program will be error-free or will operate without interruption. Thunderstone does not warrant that the Leased Program will meet Lessee's requirements or will operate in combination with other software. If the warranty set forth in this Section is breached, Thunderstone's sole obligation will be to use commercially reasonable efforts to provide Lessee with an alternative method of achieving the desired functionality (a "work around") or, in Thunderstone's discretion, a Software Update to correct the Defect. Thunderstone, however, does not warrant that all Defects can be corrected. If Lessee reports a Defect within 90 days of delivery, and if Thunderstone cannot provide Lessee with a work around or correct the Defect after making commercially reasonable efforts to so do, Thunderstone will reduce the Lease payments due pursuant to this Lease Agreement by an equitable amount to reflect the lessened utility of the Leased Program, if any. Lessee shall not be entitled to assert any claim for breach of the limited warranty stated in this Section unless the claim is made in writing and delivered to Thunderstone within ninety days after delivery of the Leased Program. Thunderstone has no obligation to repair any Defect that results from accident, abuse or misapplication.

7.7 THUNDERSTONE HEREBY DISCLAIMS ALL OTHER WARRANTIES TO LESSEE, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE LEASED PROGRAM OR DOCUMENTATION, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.8 THE EXPRESS LIMITED WARRANTY AND REMEDY STATED ABOVE IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF THUNDERSTONE FOR DAMAGES WHATSOEVER INCLUDING, BUT NOT LIMITED TO, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF OR INABILITY TO USE THE LEASED PROGRAM, EVEN IF THUNDERSTONE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.9 IN NO EVENT WILL THUNDERSTONE BE LIABLE TO LESSEE FOR DAMAGES OR ANY OTHER AMOUNTS THAT EXCEED THE TOTAL OF THE AMOUNTS PAID TO THUNDERSTONE BY LESSEE PURSUANT TO THIS LEASE AGREEMENT DURING THE TWELVE MONTH PERIOD PRECEDING THE DATE ON WHICH THUNDERSTONE RECEIVED NOTICE OF THE BASIS FOR THE AWARD.

7.10 All warranties stated in this Lease Agreement are immediately void if Lessee or any third party makes any changes to the Leased Program. Thunderstone shall have no obligation to test, debug, repair or certify any Leased Program that has been modified by Lessee or any third party.

7.11 No Thunderstone employee, agent or representative has the authority to bind Thunderstone to any oral representations or warranties concerning the Leased Program or Documentation.


8. LESSEE INDEMNITY

Except for infringement and warranty claims for which Thunderstone is liable under Section 7, Lessee agrees to indemnify and hold Thunderstone harmless against any cost, loss, liability or expense (including attorneys' fees) arising out of third-party claims against Thunderstone relating to Lessee's use of the Leased Program, including, without limitation, any claim that the use of the Leased Program in connection with any other software or hardware infringes any copyright, patent, trade secret or other right of any other person or entity.

9. CONFIDENTIALITY AND OWNERSHIP

9.1 Thunderstone retains all right, title and interest, including all intellectual property rights, in and to the Leased Program or Documentation. Lessee may, from time to time, request that Thunderstone create or provide Enhancements for the Leased Program. Thunderstone may, in its sole discretion, undertake to create or provide the requested Enhancements and distribute the Enhancements to all or any of Thunderstone's Lessees. Lessee acknowledges that any and all Enhancements are the exclusive property of Thunderstone, whether or not authored, discovered or invented by Lessee or Thunderstone, and Lessee hereby assigns to Thunderstone all of Lessee's right, title and interest in and to any Enhancement. Lessee further agrees to execute any and all documents requested by Thunderstone to perfect Thunderstone's rights in the Enhancements.

9.2 Lessee shall include reproductions of the Thunderstone copyright notices and other proprietary legends on each copy of the Leased Program and Documentation. Lessee shall not remove, efface or obscure any copyright notices or other proprietary notices or legends from any Leased Program, Documentation or other Thunderstone materials. Upon request, Lessee shall update its Leased Program and Documentation with any changes to Thunderstone's proprietary notices.

9.3 Lessee shall not disclose the Leased Program's object code, source code or Documentation to any third parties. Lessee will use all reasonable precautions and take all necessary steps to prevent the Leased Program and Documentation, in whole or in part, from being acquired by unauthorized parties.

9.4 Lessee shall not, nor will it assist others in attempting to, decompile, reverse engineer or otherwise create the source code for the Leased Program.

9.5 Lessee shall not use the Leased Program and Documentation for the purpose of developing any similar or competitive product, or assisting a third party to develop a similar or competitive product.


10. MISCELLANEOUS

10.1 Lessee may not assign this Lease Agreement or any of its rights or obligations under this Lease Agreement, by operation of law or otherwise, without Thunderstone's prior written consent, which may be withheld for any reason, or which may be granted upon certain conditions, including the payment of a transfer fee. Thunderstone shall have the right to freely assign this Lease Agreement, by operation of law or otherwise, without Lessee's permission. This Lease Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

10.2 In making and performing this Lease Agreement, the parties act and shall act at all times as independent contractors and nothing contained in this Lease Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between Lessee and Thunderstone or between any party to this Lease Agreement and any officer or employee of the other party. At no time shall any party make commitments or incur any charges or expenses for or in the name of the other party.

10.3 Thunderstone shall not be liable for any delays in the performance of any of its obligations under this Lease Agreement due to causes beyond its reasonable control, including but not limited to, fire, strike, war, riots, acts of any civil or military authority, judicial action, acts of God, or other casualty or natural calamity.

10.4 This Lease Agreement shall be governed by the laws of the State of Ohio, without reference to its conflict of laws principles. All disputes arising out of this Lease Agreement or the parties' business relationship shall be subject to the exclusive jurisdiction of and venue in the Courts of Ohio, including federal district courts, and the parties consent to the personal and exclusive jurisdiction of those courts. Any action against Thunderstone for breach of this Lease Agreement must be brought within one year of the cause of action arising.

10.5 The illegality or invalidity of any term or provision of this Lease Agreement shall not affect the remainder of this Lease Agreement.

10.6 Lessee acknowledges that Thunderstone is subject to regulation by agencies of the U.S. government which prohibit export or diversion of certain technical products to certain countries. Lessee warrants that it will comply in all respects with the export and re-export restrictions applicable to the Leased Programs.

10.7 The waiver of, or failure to enforce, any breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.
Thunderstone's rights and remedies under this Lease Agreement shall not be exclusive, but shall be in addition to any and all rights it may have under applicable law.

10.8 At Thunderstone's request, Lessee shall execute and deliver any financing statements or other documents that may, in Thunderstone's opinion, be necessary to protect Thunderstone's interests in the Lease Programs.

10.9 This document, and any Addendums to it, sets forth the entire Lease Agreement between the parties and supersedes any and all prior proposals, agreements, and representations between them, whether written or oral. This
Lease Agreement may be changed only by mutual agreement of the parties in writing.

Agreed:

Thunderstone Software LLC                        Lessee: Bidville, Inc.

By:  /s/ John Turnbull                           By:  /s/ Michael Palandro
   ------------------------------                   --------------------------
John Turnbull, General Manager                       Michael Palandro, CEO

Date:    April 8, 2004                           Date:  April 6, 2004